CAMP4 Reports Third Quarter 2026 Financial Results and Corporate Highlights

Received authorization in the United Kingdom and European Union to expand global first-in-human ASCEND Phase 1/2 clinical trial of CMP-002 in patients with SYNGAP1-related disorder, adding to clearances in Australia and Argentina

Company remains on track to dose first patient by year-end 2026

Hosted Virtual Analyst Day highlighting the unmet need in SYNGAP1-related disorder and the design of the ASCEND Phase 1/2 clinical; announced SHANK3 for Phelan-McDermid syndrome as next pipeline program

Received $50.1 million from second closing of private placement; cash and cash equivalents of $124.5 million as of September 30, 2026, with cash runway expected through the end of 2028

WATERTOWN, Mass., Nov. 5, 2026 (GLOBE NEWSWIRE) – CAMP4 Therapeutics Corporation (“CAMP4” or “the Company”) (Nasdaq: CAMP), a clinical-stage biopharmaceutical company developing a pipeline of regulatory RNA-targeting therapeutics designed to upregulate gene expression with the goal of restoring healthy protein levels to treat a broad range of genetic diseases, today announced financial results for the third quarter ended September 30, 2026, and provided recent corporate highlights.

“The third quarter was one of continued execution for CAMP4. With regulatory clearances now in place in Australia, Argentina, the United Kingdom, and the European Union, we have launched our first-in-human ASCEND Phase 1/2 clinical trial of CMP-002 in patients with SYNGAP1-related disorder,” said Josh Mandel-Brehm, President and Chief Executive Officer of CAMP4. “There are no approved disease-modifying treatments for SYNGAP1, and we are committed to rapidly advancing the development of CMP-002 globally in the hopes of offering SYNGAP1 patients and families a potentially transformative solution that could one day dramatically improve their lives.”

Recent Corporate Highlights:

•Expanded regulatory approvals for global ASCEND Phase 1/2 clinical trial. Received authorization from the United Kingdom’s Medicines and Healthcare products Regulatory Agency (MHRA) in September 2026 and received authorization from multiple EU regulators and ethics committees in October 2026 to include UK and EU sites in the global ASCEND Phase 1/2 clinical trial of CMP-002, building on clearances received in July 2026 from Australia’s Therapeutic Goods Administration (TGA) and a local Human Research Ethics Committee (HREC), and from Argentina’s National Administration of Drugs, Food and Medical Technology (ANMAT).
•Initiated clinical trial activities across multiple sites. The Company has initiated the ASCEND Phase 1/2 clinical trial of CMP-002 and remains on track to dose the first patient by year-end 2026.
•Hosted Virtual Analyst Day on CMP-002. On September 28, 2026, CAMP4 hosted a Virtual Analyst Day featuring key opinion leader Stéphane Auvin, MD, Ph.D., of Robert Debré University Hospital and Université Paris Cité, as well as patient advocates and members of the CAMP4 leadership team. The program reviewed the unmet need in SYNGAP1-related disorder and the design of the ASCEND clinical trial of CMP-002. The Company also provided an update on its early discovery pipeline, including plans to advance a program targeting SHANK3 regulatory RNA for the potential treatment of Phelan-McDermid syndrome, with a development candidate expected in 2027.
•Completed second closing of private placement. In August 2026, CAMP4 received $50.1 million in gross proceeds from the fully subscribed second closing of its private placement initially announced in September 2025. The second closing was triggered by the regulatory clearance of the CMP-002 clinical trial application in Australia.

Upcoming Investor Conferences
•Guggenheim 3rd Annual Healthcare Innovation Conference, November 9th, Boston, MA.
•Stifel 2026 Healthcare Conference, November 10th, New York, NY.
•Piper Sandler 2026 Healthcare Conference, December 2nd, New York, NY.

Third Quarter 2026 Financial Results
Cash and cash equivalents as of September 30, 2026 were $124.5 million, compared to $109.5 million as of December 31, 2025. Cash and cash equivalents as of September 30, 2026 reflect the receipt in August 2026 of $50.1 million in gross proceeds from the second closing of the Company’s private placement initially announced in September 2025. The Company believes that its current cash and cash equivalents will be sufficient to fund its planned activities through the end of 2028.

R&D Expenses: Research and development expenses for the quarter ended September 30, 2026 were $11.4 million, compared to $9.9 million for the quarter ended September 30, 2025. The increase was primarily driven by clinical and preclinical study costs, including activities to support initiation of the Phase 1/2 ASCEND clinical trial of CMP-002.

G&A Expenses: General and administrative expenses were $4.5 million for the quarter ended September 30, 2026, compared to $4.6 million for the quarter ended September 30, 2025. The decrease was primarily driven by a decrease in professional fees and overhead, partially offset by an increase in stock-based compensation expense.

Net Loss: Net loss for the quarter ended September 30, 2026 was $29.0 million, compared to $15.1 million for the quarter ended September 30, 2025. The increase in net loss was primarily driven by a $14.0 million increase in non-cash loss recognized due to a change in fair value of the derivative tranche liability related to the Company’s September 2025 private placement.

About CAMP4 Therapeutics
CAMP4 is developing disease-modifying treatments for a broad range of genetic diseases where amplifying healthy protein may offer therapeutic benefits. Our approach amplifies mRNA by harnessing a fundamental mechanism of how genes are controlled. To amplify mRNA, our therapeutic ASO drug candidates target regulatory RNAs (regRNAs), which act locally on transcription factors and are the master regulators of gene expression. CAMP4’s proprietary RAP Platform® enables the mapping of regRNAs and generation of therapeutic candidates designed to target the regRNAs associated with genes underlying haploinsufficient and recessive partial loss-of-function disorders, of which there are more than 1,200, in which a modest increase in protein expression may have the potential to be clinically meaningful. For more information, visit camp4tx.com.

Forward-Looking Statements
This press release contains forward-looking statements which involve risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning the initiation of the ASCEND Phase 1/2 clinical trial of CMP-002; the potential of the Company’s platform technology; the Company’s strategy, goals, business plans and focus; the therapeutic potential of the Company’s product candidates; the Company’s plans for its early discovery pipeline, including its SHANK3 program, and the Company’s cash runway guidance. The forward-looking statements in this press release speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: the Company’s limited operating history, incurrence of substantial losses since the Company’s inception and anticipation of incurring substantial and increasing losses for the foreseeable future; the Company’s need for substantial additional financing to achieve the Company’s goals; the uncertainty of clinical development, which is lengthy and expensive, and characterized by uncertain outcomes, and risks related to additional costs or delays in completing, or failing to complete, the development and commercialization of the Company’s current product candidates or any future product candidates; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by the Company’s product candidates; potential competition, including from large and specialty pharmaceutical and biotechnology companies; the Company’s ability to realize the benefits of the Company’s current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; the Company’s ability to obtain regulatory approval to commercialize any product candidate in the United States or any other jurisdiction, and the risk that any such approval may be for a more narrow indication than the Company seeks; the Company’s dependence on the services of the Company’s senior management and other clinical and scientific personnel, and the Company’s ability to retain these individuals or recruit additional management or clinical and scientific personnel; the Company’s ability to grow the Company’s organization, and manage the Company’s growth and expansion of the Company’s operations; risks related to the manufacturing of the Company’s product candidates, which is complex, and the risk that the Company’s third-party manufacturers may encounter difficulties in production; the Company’s ability to obtain and maintain sufficient intellectual property protection for the Company’s product candidates or any future product candidates the Company may develop; the Company’s reliance on third parties to conduct the Company’s preclinical studies and clinical trials; the Company’s compliance with the Company’s obligations under the licenses granted to the Company by others, for the rights to develop and commercialize the Company’s product candidates; risks related to the operations of the Company’s suppliers; and other risks and uncertainties described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as well as other information the Company files with the Securities and Exchange Commission. The forward-looking statements in this press release are inherently uncertain and are not guarantees of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not unduly rely on these forward-looking statements. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Except as required by applicable law, the Company does not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Investor Relations:
Sara Michelmore
Milestone Advisors
sara@milestone-advisorsllc.com

Media:
Sofia Bermudez
LifeSci Communications
sbermudez@lifescicomms.com

CAMP4 Therapeutics Corporation
Unaudited Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Research and collaboration revenue	$1,899	$795	$4,972	$3,150
Operating Expenses:
Research and development	11,434	9,850	32,411	30,339
General and administrative	4,494	4,596	13,041	12,590
Total operating expenses	15,928	14,446	45,452	42,929
Loss from operations	(14,029)	(13,651)	(40,480)	(39,779)
Other (expense) income, net:
Interest income	984	423	2,701	1,464
Change in fair value of derivative tranche liability	(15,812)	(1,800)	(42,930)	(1,800)
Other (expense) income	(99)	(71)	(108)	(4)
Total other (expense) income, net	(14,927)	(1,448)	(40,337)	(340)
Net loss	$(28,956)	$(15,099)	$(80,817)	$(40,119)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.55)	$(1.24)	$(1.78)
Weighted-average shares of common stock outstanding, basic and diluted	78,945,521	27,274,721	65,009,956	22,554,427

Unaudited Condensed Balance Sheet Data	September 30, 2026	December 31, 2025
(in thousands)
Cash and cash equivalents	$124,522	$109,517
Working capital(1)	107,672	98,581
Total assets	134,013	117,808
Total liabilities	26,919	70,104
Accumulated deficit	(372,973)	(292,156)
Total stockholders' (deficit) equity	107,094	47,704
(1) Working capital is defined as total current assets less total current liabilities. See our unaudited condensed consolidated financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026 for further details regarding our current assets and current liabilities.